UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2003

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3033 Science Park Drive

San Diego, California  92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 5. Other Events.

On June 17, 2003, The Titan Corporation (the “Company”) withdrew its application for confidential treatment related to the Senior Secured Credit Agreement, dated as of August 2, 2002, between the Company, as the Lender, and SureBeam Corporation, as the Borrower (the “Credit Agreement”). The sole purpose for the filing of this current report on Form 8-K/A is to file as an exhibit hereto an unredacted copy of the Credit Agreement that was previously filed with redactions.

Item 7. Exhibits.

10.1	Senior Secured Credit Agreement, dated as of August 2, 2002, between the Titan Corporation, as the Lender, and SureBeam Corporation, as the Borrower, including exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Titan Corporation

Dated: June 18, 2003	By:	/s/ Nicholas J. Costanza
Nicholas J. Costanza
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

10.1	Senior Secured Credit Agreement, dated as of August 2, 2002, between the Titan Corporation, as the Lender, and SureBeam Corporation, as the Borrower, including exhibits.